Exhibit 10.1

RealPage, Inc.
2020 Management Incentive Plan

Name: ________________________________________        Eligibility Date:     __________________________

Unless otherwise required under applicable law, the Terms and Conditions for the 2020 Management Incentive Plan “MIP or the Plan” are outlined below:

Your MIP has a potential Bonus of ____% of your Base Salary1 at 100% achievement of your assigned Objectives at Target:

Objective[2]	Weight	Min	Target[2]	Max

Corporate Organic Revenue[3]
Corporate Adjusted EBITDA Percentage[3]		N/A		N/A
Individual Performance[4]
Total         100%
_____________________________________________________________________________________________________

Plan Year: The 2020 Management Incentive Plan is in effect from January 1, 2020 to December 31, 2020.
To be eligible to earn Bonus award(s) under this plan, RealPage must achieve greater than the Minimum 2020 Corporate Organic Revenue and Adjusted EBITDA objectives and you must:

i.    be a regular, full-time employee on or before October 1, 2020;
ii.    be a regular, full-time employee on the date of each Bonus payment;
iii.    be a grade 13 or above;
iv.    not be on another incentive plan;
v.    achieve an individual performance rating of 3.0 or above for the plan year, regardless of ranking; and
vi.    sign and return this letter and attached Goal Alignment Plan to Human Resources.

(1)    Base Salary: Salary you have earned during the portion of the plan year you are eligible for the MIP.

(2)
Objectives: Each objective has a Target. Achieving Target pays out at 100% of the assigned objective. At or below the Minimum of the Corporate Organic Revenue objective has a 0% achievement and at or above the Maximum has a 200% achievement. Achievement of the Corporate Organic Revenue objective above Minimum and below Target or above Target and Below Maximum is calculated on a linear basis from achievement. The Corporate Adjusted EBITDA Percentage objective is a minimum qualifier that reduces payout on a linear scale if the Target is not achieved. The Company will establish a minimum, target and maximum bonus pool for the year.

(3)
Corporate Organic Revenue and Adjusted EBITDA targets are not listed until year end results are released to the public market. All of these targets (including minimums and maximums) and awards may be adjusted by the compensation committee based on (i) risk assessment inherent in the target and (ii) special circumstances that were not anticipated when the targets were established.

(4)
Individual Performance is based on: Achievement of strategic goals and initiatives identified in your assigned Goal Alignment Plan(s) “GAP,” individual performance rating and/or rankings, and other contributions you make during the plan year.